Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $3.22 PER SHARE FOR 2017

•	Earnings per diluted share of $0.92 for 2017 fourth quarter, up from $0.81 per share in the fourth quarter of 2016
•	Net income of $9.4 million for 2017 fourth quarter, compared to $7.4 million in the fourth quarter of 2016
•	Net interest margin of 3.88% for the 2017 fourth quarter, compared to 3.76% in the fourth quarter of 2016
•	Loan growth of $72.7 million during the 2017 fourth quarter
•	Deposit growth of $77.0 million during the 2017 fourth quarter
•	Non-performing loans of $30.7 million for 2017 fourth quarter, compared to $14.3 million for 2016 fourth quarter

DEFIANCE, OHIO (January 22, 2018) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2017, totaled $32.3 million, or $3.22 per diluted common share, compared to $28.8 million or $3.19 per diluted common share for the year ended December 31, 2016.

For the fourth quarter of 2017, First Defiance earned $9.4 million, or $0.92 per diluted common share compared to $7.4 million or $0.81 per diluted common share for the fourth quarter of 2016. The fourth quarter of 2017 results included an increase of $428,000 pre-tax ($278,000 after-tax), or $0.03 per diluted share from changing trust revenues to accrual basis accounting and securities gains of $160,000 pre-tax ($104,000 after-tax), or $0.01 per diluted share. Also, on December 22, 2017, the Tax Cuts and Jobs Act was enacted that required the Company to revalue its deferred tax assets and deferred tax liabilities as of December 31, 2017, to account for the future impact of the lower corporate tax rate on these deferred amounts. As a result of this revaluation, an increase to tax expense and a reduction to earnings of $154,000, or $0.02 per diluted share, negatively impacted the fourth quarter of 2017. The increase in tax expense reflects the company’s current best estimate, and as information becomes available, the company may update this estimate.

“Our strong fourth quarter performance capped a very successful 2017 for First Defiance and provided substantial momentum as we progress into 2018. With fourth quarter earnings per share up 13.6% over last year, we’re pleased to announce our fifth consecutive year of record earnings performance,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “While the new Tax Cuts and Jobs Act had only a minor impact on our fourth quarter earnings, we expect the lower tax rates to benefit future operations with added opportunities for growth, profitability and community investment.”

1

Net interest income up compared to fourth quarter 2016

Net interest income of $25.4 million in the fourth quarter of 2017 was up from $20.5 million in the fourth quarter of 2016. The increase was mostly attributable to the added operations from the Commercial Savings Bank (“CSB”) merger completed earlier in 2017. Net interest margin was 3.88% for the fourth quarter of 2017, down from 3.91% in the third quarter of 2017, but up from 3.76% in the fourth quarter of 2016. Yield on interest earning assets increased by 19 basis points to 4.35% in the fourth quarter of 2017 up from 4.16% in the fourth quarter of 2016. The cost of interest-bearing liabilities increased by 9 basis points in the fourth quarter of 2017 to 0.62% from 0.53% in the fourth quarter of 2016.

“Our net interest income increase in the fourth quarter was driven by our strong balance sheet growth, while our margin tightened slightly in the quarter,” said Hileman. “Our loans and deposits expanded in the fourth quarter at annualized growth rates of 12.8% and 13.0% respectively, providing solid momentum for the new year.”

Non-interest income up from fourth quarter 2016

First Defiance’s non-interest income for the fourth quarter of 2017 was $9.9 million compared to $8.3 million in the fourth quarter of 2016. The increase in total non-interest income was largely due to the inclusion of operations from the CSB and Corporate One Benefits Agency, Inc. (“Corporate One”) mergers completed in 2017. In addition, the fourth quarter of 2017 included gains of $160,000 from the sale of securities and an increase in trust revenues of $428,000 attributable to a change to accrual basis accounting.

Mortgage banking income decreased to $1.7 million in the fourth quarter of 2017, down from $1.9 million in the fourth quarter of 2016 due to significantly lower refinancing volumes which were slightly offset by higher purchase volumes. Gains from the sale of mortgage loans decreased in the fourth quarter of 2017 to $1.1 million from $1.2 million in the fourth quarter of 2016. Mortgage loan servicing revenue was $945,000 in the fourth quarter of 2017, up slightly from $922,000 in the fourth quarter of 2016. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $69,000 in the fourth quarter of 2017 compared to a positive adjustment of $241,000 in the fourth quarter of 2016.

For the fourth quarter of 2017, service fees and other charges were $3.1 million, up $365,000 from $2.7 million in the fourth quarter of 2016; and commissions from the sale of insurance products were $3.0 million, up $704,000 from $2.3 million in the fourth quarter of 2016. Trust income was $932,000 in the fourth quarter of 2017, up from $445,000 in the fourth quarter of 2016 and included $428,000 for the adjustment to accrual basis accounting.

“Total non-interest income in the fourth quarter grew $1.6 million, or 19.3% over the same quarter of last year, despite a decline in our mortgage business,” said Hileman. “We believe this demonstrates both the benefits of our mergers and the diversity of our revenues, as non-interest revenues from all other sources were up versus the prior year.”

2

Non-interest expenses up from fourth quarter 2016

Total non-interest expense was $21.1 million in the fourth quarter of 2017, up from $18.2 million in the fourth quarter of 2016. The increase in non-interest expenses was mostly due to the additional expenses from the operations of CSB and Corporate One mergers completed in 2017. Compensation and benefits in the fourth quarter of 2017 was $12.3 million, an increase of $2.3 million compared to the fourth quarter of 2016. Occupancy expense was $2.0 million in the fourth quarter 2017, down $26,000 from the fourth quarter 2016. Data processing cost was $1.9 million in the fourth quarter of 2017, up $261,000 from the fourth quarter of 2016. Other non-interest expense was $4.0 million in the fourth quarter of 2017, increasing by $88,000 from the fourth quarter of 2016.

Credit quality

Non-performing loans totaled $30.7 million at December 31, 2017, an increase from $14.3 million at December 31, 2016. In addition, First Defiance had $1.5 million of real estate owned at December 31, 2017, up from $455,000 at December 31, 2016. Accruing troubled debt restructured loans were $13.8 million at December 31, 2017, an increase from $10.5 million at December 31, 2016.

The fourth quarter of 2017 results include net recoveries of $28,000 and a provision for loan losses of $314,000 compared with net recoveries of $110,000 and a credit provision of $149,000 for the same period in 2016.

The allowance for loan loss as a percentage of total loans was 1.14% at December 31, 2017, compared with 1.16% at September 30, 2017, and 1.33% at December 31, 2016. The decrease in the allowance for loan loss as a percentage of total loans versus a year ago was primarily attributable to the CSB acquisition. The CSB loans acquired were recorded at fair value with purchase accounting adjustments discounting the loan balance instead of an allowance for loan losses. For the CSB loans acquired, the discount recorded totaled $3.9 million, or 1.9% of acquired CSB loans at December 31, 2017.

“Our non-performing loans to total assets at year-end remained relatively stable with the prior quarter at 1.08%; and importantly, net recoveries of $28,000 in the fourth quarter continued our favorable net loss experience from the previous quarter,” said Hileman. “Reducing our non-performing loans is a high priority in 2018.”

Annual results

Net income for the full year ended on December 31, 2017, totaled $32.3 million, or $3.22 per diluted common share, compared to $28.8 million or $3.19 per diluted common share for 2016. The year 2017 includes the results from the operations of the CSB acquisition completed on February 24, 2017, and Corporate One acquired on April 1, 2017. In addition, 2017 includes merger and conversion expenses related to the acquisitions of $4.0 million, which had an after tax impact of $2.8 million, or $0.28 per diluted share.

Net interest income for 2017 totaled $96.7 million, compared with $78.9 million for 2016. Average interest-earning assets increased to $2.55 billion for 2017, compared to $2.17 billion in 2016. Net interest margin for 2017 was 3.88%, up 14 basis points from the 3.74% margin for 2016.

3

The provision for loan losses for 2017 was $2.9 million, compared to $283,000 for 2016.

Non-interest income for the year 2017 was $40.1 million, compared to $34.0 million in 2016. The year 2017 includes the operating results from the CSB and Corporate One mergers completed in 2017, a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017, and the aforementioned increase in trust revenues of $428,000 related to a change to accrual basis accounting.

Service fees and other charges were $12.1 million for 2017, up from $10.9 million in 2016. Mortgage banking income decreased to $7.0 million for 2017, compared to $7.3 million in 2016. Gains on the sale of non-mortgage loans were $217,000 for 2017, compared to $753,000 in 2016. Insurance commissions increased to $12.9 million for 2017, compared to $10.4 million in 2016. Non-interest income for 2017 included $584,000 of net securities gains compared to $509,000 of net securities gains for 2016.

Non-interest expense increased to $85.4 million for 2017 from $71.1 million in 2016. Included in non-interest expense for 2017 were merger and conversion expenses of $4.0 million related to acquisitions. Compensation and benefits expense was $49.8 million for 2017 compared with $40.2 million for 2016. Expenses also included increases in occupancy expense of $289,000, data processing expense of $1.4 million, amortization of intangibles of $754,000 and other expense of $2.1 million.

Total assets at $2.99 billion

Total assets at December 31, 2017, were $2.99 billion compared to $2.48 billion at December 31, 2016. The increase reflected at December 31, 2017, is primarily due to the acquisition of CSB effective February 24, 2017, which added $368.3 million to total assets, net of $12.3 million paid in cash, at consummation.

Net loans receivable (excluding loans held for sale) were $2.32 billion at December 31, 2017, compared to $1.91 billion at December 31, 2016. The acquisition of CSB added $285.4 million to the loan portfolio. At December 31, 2017, excluding the CSB acquired loans; net loans receivable grew $121.9 million, or 6.4% from a year ago.

Also, at December 31, 2017, goodwill and other intangible assets totaled $104.3 million compared to $63.1 million at December 31, 2016. The increase in 2017 was attributable to the acquisitions of CSB and Corporate One which together added $42.4 to goodwill and intangibles.

Total deposits at December 31, 2017, were $2.44 billion compared with $1.98 billion at December 31, 2016. The acquisition of CSB added $308.0 million to total deposits. At December 31, 2017, excluding the CSB acquired deposits; total deposits grew $148.0 million, or 7.5% from a year ago.

Total stockholders’ equity was $373.3 million at December 31, 2017, compared to $293.0 million at December 31, 2016. The acquisition of CSB in 2017 added $56.5 million to total equity.

4

Dividend to be paid February 23

The Board of Directors declared a quarterly cash dividend of $0.30 per common share payable February 23, 2018, to shareholders of record at the close of business on February 16, 2018. The dividend represents an annual dividend of 2.21 percent based on the First Defiance common stock closing price on January 19, 2018. First Defiance has approximately 10,157,000 common shares outstanding.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, January 23, 2018 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef180123.html.

The replay of the conference call webcast will be available at www.fdef.com until 9:00 a.m. ET on Wednesday, January 23, 2019.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest, First Insurance Group and Corporate One Benefits. First Federal Bank operates 43 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group, including its division Corporate One Benefits, is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its December 31, 2017 consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

5

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2017	2016

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$58,693	$53,003
Interest-bearing deposits	55,000	46,000
	113,693	99,003
Securities
Available-for sale, carried at fair value	260,650	250,992
Held-to-maturity, carried at amortized cost	648	184
	261,298	251,176

Loans	2,348,713	1,940,487
Allowance for loan losses	(26,683)	(25,884)
Loans, net	2,322,030	1,914,603
Loans held for sale	10,435	9,607
Mortgage servicing rights	9,808	9,595
Accrued interest receivable	8,706	6,760
Federal Home Loan Bank stock	15,992	13,798
Bank Owned Life Insurance	66,230	52,817
Office properties and equipment	40,217	36,958
Real estate and other assets held for sale	1,532	455
Goodwill	98,569	61,798
Core deposit and other intangibles	5,703	1,336
Deferred taxes	432	2,212
Other assets	38,959	17,479
Total Assets	$2,993,604	$2,477,597

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$571,360	$487,663
Interest-bearing deposits	1,866,296	1,493,965
Total deposits	2,437,656	1,981,628
Advances from Federal Home Loan Bank	84,279	103,943
Notes payable and other interest-bearing liabilities	26,019	31,816
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,925	2,650
Other liabilities	33,356	28,459
Total Liabilities	2,620,318	2,184,579
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,940	126,390
Accumulated other comprehensive income	217	215
Retained earnings	262,900	240,592
Treasury stock, at cost	(50,898)	(74,306)
Total stockholders’ equity	373,286	293,018
Total Liabilities and Stockholders’ Equity	$2,993,604	$2,477,597

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2017	2016	2017	2016
Interest Income:
Loans	$26,277	$20,975	$99,540	$80,217
Investment securities	1,747	1,576	6,942	6,247
Interest-bearing deposits	281	80	836	367
FHLB stock dividends	222	139	784	552
Total interest income	28,527	22,770	108,102	87,383
Interest Expense:
Deposits	2,461	1,648	8,818	6,261
FHLB advances and other	352	348	1,470	1,288
Subordinated debentures	252	205	935	753
Notes Payable	75	30	208	138
Total interest expense	3,140	2,231	11,431	8,440
Net interest income	25,387	20,539	96,671	78,943
Provision for loan losses	314	(149)	2,949	283
Net interest income after provision for loan losses	25,073	20,688	93,722	78,660
Non-interest Income:
Service fees and other charges	3,066	2,701	12,139	10,909
Mortgage banking income	1,738	1,928	7,004	7,270
Gain on sale of non-mortgage loans	45	149	217	753
Gain on sale of securities	160	-	584	509
Insurance commissions	3,032	2,328	12,866	10,441
Trust income	932	445	2,332	1,701
Income from Bank Owned Life Insurance	419	223	3,085	909
Other non-interest income	505	519	1,854	1,538
Total Non-interest Income	9,897	8,293	40,081	34,030
Non-interest Expense:
Compensation and benefits	12,259	9,937	49,847	40,187
Occupancy	1,957	1,983	7,707	7,418
FDIC insurance premium	277	161	1,250	1,169
Financial institutions tax	400	442	1,819	1,781
Data processing	1,905	1,644	7,737	6,367
Amortization of intangibles	358	116	1,289	535
Other non-interest expense	3,985	3,897	15,702	13,636
Total Non-interest Expense	21,141	18,180	85,351	71,093
Income before income taxes	13,829	10,801	48,452	41,597
Income taxes	4,430	3,436	16,184	12,754
Net Income	$9,399	$7,365	$32,268	$28,843

Earnings per common share:
Basic	$0.93	$0.82	$3.23	$3.21
Diluted	$0.92	$0.81	$3.22	$3.19

Average Shares Outstanding:
Basic	10,155	8,982	9,975	8,980
Diluted	10,222	9,060	10,034	9,053

7

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2017	2016	% change	2017	2016	% change
Summary of Operations

Tax-equivalent interest income (2)	$29,009	$23,219	24.9%	$110,016	$89,213	23.3%
Interest expense	3,140	2,231	40.7	11,431	8,440	35.4
Tax-equivalent net interest income (2)	25,869	20,988	23.3	98,585	80,773	22.1
Provision for loan losses	314	(149)	NM	2,949	283	NM
Tax-equivalent NII after provision for loan loss (2)	25,555	21,137	20.9	95,636	80,490	18.8
Investment Securities gains	160	-	NM	584	509	14.7
Non-interest income (excluding securities gains/losses)	9,737	8,293	17.4	39,497	33,521	17.8
Non-interest expense	21,141	18,180	16.3	85,351	71,093	20.1
Income taxes	4,430	3,436	28.9	16,184	12,754	26.9
Net Income	9,399	7,365	27.6	32,268	28,843	11.9
Tax equivalent adjustment (2)	482	449	7.3	1,914	1,830	4.6
At Period End
Assets	2,993,604	2,477,597	20.8
Earning assets	2,691,438	2,261,068	19.0
Loans	2,348,713	1,940,487	21.0
Allowance for loan losses	26,683	25,884	3.1
Deposits	2,437,656	1,981,628	23.0
Stockholders’ equity	373,286	293,018	27.4
Average Balances
Assets	2,968,445	2,458,952	20.7	2,851,531	2,397,439	18.9
Earning assets	2,646,643	2,226,868	18.9	2,545,261	2,168,046	17.4
Loans	2,279,358	1,908,731	19.4	2,198,639	1,853,419	18.6
Deposits and interest-bearing liabilities	2,560,258	2,133,868	20.0	2,464,952	2,080,444	18.5
Deposits	2,400,061	1,954,631	22.8	2,298,712	1,905,621	20.6
Stockholders’ equity	369,366	292,301	26.4	351,236	285,634	23.0
Stockholders’ equity / assets	12.44%	11.89%	4.7	12.32%	11.91%	3.4
Per Common Share Data
Net Income
Basic	$0.93	$0.82	13.4	$3.23	$3.21	0.6
Diluted	0.92	0.81	13.6	3.22	3.19	0.9
Dividends	0.25	0.22	13.6	1.00	0.88	13.6
Market Value:
High	$56.91	$52.31	8.8	$56.91	$52.31	8.8
Low	50.28	36.91	36.2	46.27	34.80	33.0
Close	51.97	50.74	2.4	51.97	50.74	2.4
Common Book Value	36.76	32.62	12.7	36.76	32.62	12.7
Tangible Common Book Value (1)	26.49	25.59	3.5	26.49	25.59	3.5
Shares outstanding, end of period (000)	10,156	8,983	13.1	10,156	8,983	13.1
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.88%	3.76%	3.3	3.88%	3.74%	3.7
Return on average assets	1.26%	1.19%	5.4	1.13%	1.20%	(5.9)
Return on average equity	10.10%	10.02%	0.7	9.19%	10.10%	(9.0)
Efficiency ratio (3)	59.37%	62.09%	(4.4)	61.81%	62.20%	(0.6)
Effective tax rate	32.03%	31.81%	0.7	33.40%	30.66%	8.9
Dividend payout ratio (basic)	26.88%	26.83%	0.2	30.96%	27.41%	12.9

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2017	2016	2017	2016

Gain from sale of mortgage loans	$1,087	$1,208	$4,664	$5,311
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	945	922	3,714	3,560
Amortization of mortgage servicing rights	(363)	(443)	(1,464)	(1,724)
Mortgage servicing rights valuation adjustments	69	241	90	123
	651	720	2,340	1,959
Total revenue from sale and servicing of mortgage loans	$1,738	$1,928	$7,004	$7,270

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,279,358	$26,327	4.58%		$1,908,731	$21,028	4.38%
Securities	261,328	2,179	3.35%	(3)	243,456	1,972	3.30	%(3)
Interest Bearing Deposits	89,965	281	1.24%		60,881	80	0.52%
FHLB stock	15,992	222	5.51%		13,800	139	4.01%
Total interest-earning assets	2,646,643	29,009	4.35%		2,226,868	23,219	4.16%
Non-interest-earning assets	321,802				232,084
Total assets	$2,968,445				$2,458,952
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,847,837	$2,461	0.53%		$1,484,531	$1,648	0.44%
FHLB advances and other	94,773	352	1.47%		95,631	348	1.45%
Subordinated debentures	36,161	252	2.76%		36,146	205	2.26%
Notes payable	29,263	75	1.02%		47,460	30	0.25%
Total interest-bearing liabilities	2,008,034	3,140	0.62%		1,663,768	2,231	0.53%
Non-interest bearing deposits	552,224	-	-		470,100	-	-
Total including non-interest-bearing demand deposits	2,560,258	3,140	0.49%		2,133,868	2,231	0.42%
Other non-interest-bearing liabilities	38,821				32,783
Total liabilities	2,599,079				2,166,651
Stockholders' equity	369,366				292,301
Total liabilities and stockholders' equity	$2,968,445				$2,458,952
Net interest income; interest rate spread		$25,869	3.73%			$20,988	3.63%
Net interest margin (4)			3.88%				3.76%
Average interest-earning assets to average interest bearing liabilities			132%				134%

10

	Twelve Months Ended December 31,
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,198,639	$99,742	4.54%		$1,853,419	$80,423	4.34%
Securities	258,775	8,654	3.39%	(3)	233,407	7,871	3.48	%(3)
Interest Bearing Deposits	72,215	836	1.16%		67,420	367	0.54%
FHLB stock	15,632	784	5.02%		13,800	552	4.00%
Total interest-earning assets	2,545,261	110,016	4.33%		2,168,046	89,213	4.13%
Non-interest-earning assets	306,270				229,393
Total assets	$2,851,531				$2,397,439
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,769,786	$8,818	0.50%		$1,463,890	$6,261	0.43%
FHLB advances and other	102,155	1,470	1.44%		85,856	1,288	1.50%
Subordinated debentures	36,156	935	2.58%		36,141	753	2.09%
Notes payable	27,929	208	0.74%		52,826	138	0.26%
Total interest-bearing liabilities	1,936,026	11,431	0.59%		1,638,713	8,440	0.52%
Non-interest bearing deposits	528,926	-	-		441,731	-	-
Total including non-interest-bearing demand deposits	2,464,952	11,431	0.46%		2,080,444	8,440	0.41%
Other non-interest-bearing liabilities	35,343				31,361
Total liabilities	2,500,295				2,111,805
Stockholders' equity	351,236				285,634
Total liabilities and stockholders' equity	$2,851,531				$2,397,439
Net interest income; interest rate spread		$98,585	3.74%			$80,773	3.61%
Net interest margin (4)			3.88%				3.74%
Average interest-earning assets to average interest bearing liabilities			131%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016
Summary of Operations
Tax-equivalent interest income (1)	$29,009	$28,557	$27,944	$24,505	$23,219
Interest expense	3,140	3,074	2,826	2,391	2,231
Tax-equivalent net interest income (1)	25,869	25,483	25,118	22,114	20,988
Provision for loan losses	314	462	2,118	55	(149)
Tax-equivalent NII after provision for loan losses (1)	25,555	25,021	23,000	22,059	21,137
Investment securities gains, net of impairment	160	158	267	-	-
Non-interest income (excluding securities gains/losses)	9,737	9,337	9,873	10,549	8,293
Non-interest expense	21,141	20,440	20,630	23,142	18,180
Income taxes	4,430	4,219	3,677	3,857	3,436
Net income	9,399	9,381	8,347	5,140	7,365
Tax equivalent adjustment (1)	482	476	486	469	449
At Period End
Total assets	$2,993,604	$2,935,030	$2,890,507	$2,928,697	$2,477,151
Earning assets	2,691,438	2,633,996	2,596,674	2,639,325	2,261,068
Loans	2,348,713	2,276,042	2,254,435	2,238,006	1,940,487
Allowance for loan losses	26,683	26,341	25,915	25,749	25,884
Deposits	2,437,656	2,360,675	2,326,702	2,373,789	1,981,628
Stockholders’ equity	373,286	367,924	361,430	354,191	293,018
Stockholders’ equity / assets	12.47%	12.54%	12.50%	12.09%	11.83%
Goodwill	98,569	98,370	98,318	90,768	61,798
Average Balances
Total assets	$2,968,445	$2,906,795	$2,908,483	$2,622,402	$2,458,952
Earning assets	2,646,643	2,590,463	2,591,397	2,355,544	2,226,868
Loans	2,279,358	2,251,071	2,238,061	2,026,067	1,908,731
Deposits and interest-bearing liabilities	2,560,258	2,507,805	2,516,024	2,275,724	2,133,868
Deposits	2,400,061	2,338,817	2,346,336	2,109,637	1,954,631
Stockholders’ equity	369,366	363,612	357,523	314,442	292,301
Stockholders’ equity / assets	12.44%	12.51%	12.29%	11.99%	11.89%
Per Common Share Data
Net Income:
Basic	$0.93	$0.92	$0.82	$0.54	$0.82
Diluted	0.92	0.92	0.82	0.54	0.81
Dividends	0.25	0.25	0.25	0.25	0.22
Market Value:
High	$56.91	$53.99	$56.90	$51.15	$52.31
Low	50.28	47.01	48.78	46.27	36.91
Close	51.97	52.49	52.68	49.51	50.74
Common Book Value	36.76	36.25	35.61	34.92	32.62
Shares outstanding, end of period (in thousands)	10,156	10,149	10,147	10,143	8,983
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	3.91%	3.89%	3.81%	3.76%
Return on average assets	1.26%	1.28%	1.15%	0.79%	1.19%
Return on average equity	10.10%	10.24%	9.36%	6.63%	10.02%
Efficiency ratio (2)	59.37%	58.70%	58.96%	70.85%	62.09%
Effective tax rate	32.03%	31.02%	30.58%	42.87%	31.81%
Common dividend payout ratio (basic)	26.88%	27.17%	30.49%	46.30%	26.83%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

12

 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016
Loan Portfolio Composition
One to four family residential real estate	$274,862	$271,048	$276,578	$276,931	$207,550
Construction	265,476	244,920	234,688	199,724	182,886
Commercial real estate	1,235,221	1,205,695	1,182,087	1,193,906	1,040,562
Commercial	526,142	510,240	515,004	504,366	469,055
Consumer finance	29,109	29,009	28,860	27,696	16,680
Home equity and improvement	135,457	132,220	130,429	132,965	118,429
Total loans	2,466,267	2,393,132	2,367,646	2,335,588	2,035,162
Less:
Undisbursed loan funds	115,972	115,714	112,000	95,460	93,355
Deferred loan origination fees	1,582	1,379	1,211	1,264	1,320
Allowance for loan loss	26,683	26,341	25,915	25,749	25,884
Net Loans	$2,322,030	$2,249,698	$2,228,520	$2,213,115	$1,914,603

Allowance for loan loss activity
Beginning allowance	$26,341	$25,915	$25,749	$25,884	$25,923
Provision for loan losses	314	462	2,118	55	(149)
Credit loss charge-offs:
One to four family residential real estate	170	60	0	49	147
Commercial real estate	29	0	110	290	0
Commercial	210	64	2,027	0	234
Consumer finance	27	20	21	71	53
Home equity and improvement	55	92	100	54	98
Total charge-offs	491	236	2,258	464	532
Total recoveries	519	200	306	274	642
Net charge-offs (recoveries)	(28)	36	1,952	190	(110)
Ending allowance	$26,683	$26,341	$25,915	$25,749	$25,884

Credit Quality
Total non-performing loans (1)	$30,715	$29,152	$30,359	$15,057	$14,348
Real estate owned (REO)	1,532	532	672	705	455
Total non-performing assets (2)	$32,247	$29,684	$31,031	$15,762	$14,803
Net charge-offs (recoveries)	(28)	36	1,952	190	(110)

Restructured loans, accruing (3)	13,770	13,044	10,521	9,814	10,544

Allowance for loan losses / loans	1.14%	1.16%	1.15%	1.15%	1.33%
Allowance for loan losses / non-performing assets	82.75%	88.74%	83.51%	163.36%	174.86%
Allowance for loan losses / non-performing loans	86.87%	90.36%	85.36%	171.01%	180.40%
Non-performing assets / loans plus REO	1.37%	1.30%	1.38%	0.70%	0.76%
Non-performing assets / total assets	1.08%	1.01%	1.07%	0.54%	0.60%
Net charge-offs / average loans (annualized)	0.00%	0.01%	0.35%	0.04%	-0.02%

Deposit Balances
Non-interest-bearing demand deposits	$571,360	$519,911	$520,778	$579,943	$487,663
Interest-bearing demand deposits and money market	1,005,519	989,514	967,834	973,459	816,665
Savings deposits	302,022	296,230	288,643	288,498	243,369
Retail time deposits less than $250,000	504,912	504,277	499,298	490,953	400,080
Retail time deposits greater than $250,000	53,843	50,743	50,149	40,936	33,851
Total deposits	$2,437,656	$2,360,675	$2,326,702	$2,373,789	$1,981,628

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

13

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2017
One to four family residential real estate	$274,862	$269,624	$2,201	$3,037
Construction	265,476	265,476	-	-
Commercial real estate	1,235,221	1,215,980	1,022	18,219
Commercial	526,142	515,874	1,427	8,841
Consumer finance	29,109	28,728	353	28
Home equity and improvement	135,457	131,986	2,881	590
Total loans	$2,466,267	$2,427,668	$7,884	$30,715

September 30, 2017
One to four family residential real estate	$271,048	$265,873	$1,807	$3,368
Construction	244,920	244,920	-	-
Commercial real estate	1,205,695	1,187,826	759	17,110
Commercial	510,240	500,755	1,415	8,070
Consumer finance	29,009	28,741	209	59
Home equity and improvement	132,220	130,199	1,476	545
Total loans	$2,393,132	$2,358,314	$5,666	$29,152

December 31, 2016
One to four family residential real estate	$207,550	$203,624	$998	$2,928
Construction	182,886	182,886	-	-
Commercial real estate	1,040,562	1,030,833	137	9,592
Commercial	469,055	468,038	10	1,007
Consumer finance	16,680	16,438	151	91
Home equity and improvement	118,429	116,439	1,260	730
Total loans	$2,035,162	$2,018,258	$2,556	$14,348

14